SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                 COMPANY NAME
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            UNITED BANKSHARES, INC.
                                 P. O. BOX 1508
                                 UNITED SQUARE
                            FIFTH AND AVERY STREETS
                       PARKERSBURG, WEST VIRGINIA  26102
                                 (304) 424-8800

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

       NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 1997 Annual Meeting of Shareholders of UNITED BANKSHARES, INC. ("United") will be held at The Blennerhassett Hotel, Fourth and Market Streets, Parkersburg, West Virginia, on May 19, 1997 at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:

       1. To elect twenty-three (23) persons to serve as Directors of United. The nominees selected by the current Board of Directors are listed in the accompanying Proxy Statement for this Annual Meeting.

       2. To act upon any other business which may properly come before this Annual Meeting or any adjournment or adjournments thereof. The Board of Directors at present knows of no other business to come before this Annual Meeting.

       The close of business on April 1, 1997, has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at this Annual Meeting.

       WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THIS MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

       TWO INDIVIDUALS, WHO ARE NOT DIRECTORS OF UNITED, HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY. IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAME AND WRITE IN THE NAME OF THE PERSON YOU SELECT.


                                        By Order of the Board of Directors



                                        /s/ Richard M. Adams
                                        __________________________________
                                        Richard M. Adams
                                        Chairman of the Board and
                                        Chief Executive Officer

April 11, 1997

                            UNITED BANKSHARES, INC.
                                 P. O. BOX 1508
                                 UNITED SQUARE
                            FIFTH AND AVERY STREETS
                       PARKERSBURG, WEST VIRGINIA  26102
                                 (304) 424-8800

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD May 19, 1997

                     SOLICITATION AND REVOCATION OF PROXIES

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Bankshares, Inc. ("United") for its 1997 Annual Meeting of Shareholders (the "1997 Annual Meeting") to be held May 19, 1997.

       A proxy for use by the shareholders of United in connection with the 1997 Annual Meeting accompanies this Proxy Statement, which is being mailed to the shareholders of United on or about April 11, 1997. The proxy will be voted in accordance with the specifications made thereon by the United shareholder. See OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS. If a shareholder does not specify how the shareholder's proxy is to be voted, a properly executed proxy will be voted "FOR" the election of the twenty-three (23) persons nominated as directors.

       As of the date of mailing of this Proxy Statement, the Board of Directors of United is not aware of any other business to be acted upon at the 1997 Annual Meeting, and it is not anticipated that other matters will be brought before that meeting. However, if any other matters should be brought before the 1997 Annual Meeting, it is intended that, unless otherwise specified on the proxy of the United shareholder, the persons appointed as proxies may vote thereon according to their judgment in light of conditions then prevailing and the recommendations of the Board of Directors of United.

       Any shareholder of United has the right to revoke his or her proxy at any time before it is voted (i) by giving written notice to the Chairman of United,
(ii) by submitting a subsequently dated Proxy or (iii) by appearing at the 1997 Annual Meeting and voting in person.

       This proxy solicitation is made by the Board of Directors of United, and the costs of soliciting proxies will be paid by United. In addition to soliciting by mail, directors, officers and regular employees of United and its subsidiaries, who will receive no compensation for their services other than their regular salaries and fees, may solicit proxies by telephone, telegraph or personal interview. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of
United common stock held in their names and are to be reimbursed for their reasonable expenses in so doing. In order to facilitate and expedite distribution of these proxy solicitation materials to brokers, fiduciaries, custodians, nominee holders and institutional investors, United has retained Corporate Investor Communications, Inc. of Carlstadt, New Jersey ("CIC"). Pursuant to a retention letter dated February 10, 1997, CIC will contact all broker and other nominee accounts identified on United's shareholder mailing list in order to facilitate determination of the number of sets of proxy materials such accounts require for purposes of forwarding the same to the beneficial owners. CIC will then assist in the delivery of proxy materials to these accounts for distribution. CIC will also assist in distribution of proxy materials to institutional investors. CIC will follow-up with the brokers, other nominee accounts and institutional investors, requesting return of proxies. United is not retaining CIC to solicit proxies from registered holders or from non-objecting beneficial owners. CIC's fee for the above services is $3,000, plus reasonable disbursements which may include the broker search, printing, postage, courier charges, filing reports, data transmissions and other expenses approved by United.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

       Only shareholders of record at the close of business on April 1, 1997, are entitled to notice of and to vote at the 1997 Annual Meeting. On that date, there were 15,016,035 shares of the common stock of United issued and outstanding, net of treasury shares, which shares were held by approximately 5,217 shareholders.

       Each shareholder is entitled to one vote for each share owned on each matter brought before the 1997 Annual Meeting. In the election of directors, a shareholder of United may cast one vote for each share owned for each nominee. However, every shareholder of United also has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all votes for one candidate or distribute those votes among as many candidates and in such manner as the shareholder desires. Assuming the number of directors is twenty-three (23), as proposed by the current Board of Directors of United, each shareholder of United has the right to cast twenty-three (23) votes in the election of directors for each share of the common stock of United the shareholder held on the record date. IF YOU WISH TO EXERCISE, BY PROXY, YOUR RIGHT TO CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, YOU MUST PROVIDE A PROXY SHOWING HOW YOUR VOTES ARE TO BE DISTRIBUTED AMONG ONE OR MORE CANDIDATES.

       Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the twenty-three (23) nominees set forth in this Proxy Statement. However, if cumulative voting is invoked by one or more shareholders, the votes represented by other proxies may be cumulated, at the direction of the persons appointed as proxies with the recommendations of the Board of Directors of United, in order to elect to the Board of Directors the maximum number of nominees set forth in this Proxy Statement.

       A majority of the outstanding shares of United will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Abstentions and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus have no effect. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have the authority to vote on certain matters because its customer has not provided any voting instructions on the matter.

                               TABLE OF CONTENTS

RECENT DEVELOPMENTS.......................................................1

PROPOSALS FOR ANNUAL MEETING..............................................2
         INTRODUCTION.....................................................2

PROPOSAL - ELECTION OF DIRECTORS..........................................2
         Nominees for Board of Directors..................................2
         Meetings and Committees of the Board of Directors................5
         Compensation of Directors........................................6
         Principal Shareholder of United..................................6
         Beneficial Ownership of Securities by Executive Officers.........6
         Executive Officers...............................................7

EXECUTIVE COMPENSATION....................................................8
         Board Compensation Committee Report..............................8
         Performance Graph................................................9
         Summary Compensation Table......................................10
         Stock Option Grants Table.......................................10
         Stock Option Exercises and Year-End Value Table.................11
         Officer Employment Contracts....................................11
         Change of Control Agreements....................................12
         Employee Benefit Plans..........................................12
         Compensation Committee Interlocks and Insider Participation.....13
         Transactions with Management and Others.........................14

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..................15

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.................................15

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING............................15


AUDITED FINANCIAL STATEMENTS
         See separate report accompanying this proxy statement


FORM 10-K

         A copy of the 1996 Form 10-K Annual Report filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934 will be forwarded to shareholders at no charge, upon written request. Shareholders desiring a copy should direct their request to the Secretary, United Bankshares, Inc., United Square, Fifth and Avery Streets, Parkersburg, West Virginia 26102.

    Registrar and
    Transfer Agent:                                   Independent Auditors:

    ChaseMellon Shareholder Services, L.L.C.          Ernst & Young LLP
    85 Challenger Road                                900 United Center
    Overpeck Centre                                   P. O. Box 2906
    Ridgefield Park, NJ   07660                       Charleston, WV  25330

                              RECENT DEVELOPMENTS


         On February 19, 1997 United Bankshares, Inc. ("United") and First Patriot Bankshares Corporation, ("Patriot") of Reston, Virginia, jointly announced the signing of a definitive agreement whereby United will acquire First Patriot Bankshares Corporation and its wholly-owned subsidiary Patriot National Bank. United will acquire 100% of the outstanding common stock of Patriot for cash of $17.00 per share. The transaction, valued at approximately $39,247,000, will be accounted for using the purchase method of accounting. It is anticipated that the proposed acquisition will be consummated during the third quarter of 1997. Consummation of the transaction is subject to approval of the shareholders of Patriot and the receipt of all required regulatory approvals, as well as other customary conditions. Consummation of the transaction is not subject to approval of the shareholders of United.

         Patriot, with assets of approximately $191 million, and its banking subsidiary, Patriot National Bank, have nine offices in the strong Northern Virginia banking market with approval to open three additional offices during 1997. Upon completion of the acquisition, it is anticipated that First Patriot will be merged with United's Arlington, Virginia subsidiary, United Bank.

                          PROPOSALS FOR ANNUAL MEETING

                                  INTRODUCTION

         These proxy materials are being supplied in conjunction with the 1997 Annual Meeting of Shareholders of United Bankshares, Inc. ("United"). United is a West Virginia corporation registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended. United's wholly-owned banking subsidiaries include UBC Holding Company, Inc. and its wholly-owned subsidiary, United National Bank ("UNB"), and United Bank ("UB"). United also owns all of the stock of United Venture Fund, Inc. ("UVF"), a West Virginia Capital Company.

PROPOSAL - ELECTION OF DIRECTORS

Nominees for Board of Directors

         The Bylaws of United provide that its Board of Directors shall consist of not fewer than five nor more than thirty-five persons, as may be determined, from time to time, by resolution adopted by the shareholders or by a majority of the Board of Directors. The twenty-three (23) persons listed below have been elected or appointed to serve as directors of United until the 1997 Annual Meeting. The individuals identified below are the nominees for election at the 1997 Annual Meeting to serve until the 1998 Annual Meeting or until their successors are elected and qualified. Each nominee is currently a director and has served continuously to date as a director beginning in the indicated year.

         Beneficial ownership of United's securities by directors as set forth below is as of February 28, 1997.

         Directors have sole voting and investment authority of directly owned shares. The total of directly owned shares also includes stock options granted to executive officers pursuant to incentive stock option plans. For three of the directors who are executive officers, direct ownership includes options to purchase shares as follows: Richard M. Adams, 89,928 shares, Douglass H. Adams, 12,066 shares and I. N. Smith, Jr., 16,506 shares. The options to purchase shares included in the direct ownership of all executive officers as a group total 215,685.

         Indirect shares for each individual director include those owned by spouses and immediate family members, shares held in any trust of which a director is a beneficiary, and shares held by a corporation which the director controls. These shares do not include the Trust Shares discussed herein.

         RICHARD M. ADAMS, who is Chairman and Chief Executive Officer of both United and UNB, became a director of United in 1984. Mr. Adams is 50 years old. He owns 249,348 shares of United directly and 91,689 shares indirectly, the total of which represents 2.26 percent of the total outstanding shares of United. Of the 91,689 shares indirectly owned by Mr. Adams, 25,590 shares are in the Stevenson Trust over which he exercises voting power, 35,433 shares owned by the members of his immediate family and 30,666 shares are held in two family trusts over which he exercises voting power but no investment authority. Messrs. Richard M. Adams and Douglass H. Adams are brothers.

         I. N. SMITH, JR., who is President of United, Vice Chairman of UNB, and former President of UNB, became a director in 1986. Mr. Smith is 64 years old. He owns 20,157 shares of United directly and 221,350 shares indirectly, the total of which represents 1.61 percent of the total outstanding shares of United. Of the 221,350 shares indirectly owned beneficially by Mr. Smith, 5,275 shares are owned by members of his immediate family and 14,575 shares are in a trust with Mr. Smith as the beneficiary. The following shares owned of record by others may be deemed to be owned by Mr. Smith under the rules and regulations of the Securities and Exchange Commission: Kanawha City Company 15,000 shares; Kanawha Company 56,000 shares; Roane Land Company 500 shares; Roxalana Land Company 75,000 shares; and West Virginia Coal Land Company 55,000 shares.

         DOUGLASS H. ADAMS, who is Executive Vice-President of United, became a director in 1988. Mr. Adams is 58 years old. He owns 48,654 shares of United directly and 3,876 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United. Messrs. Richard M. Adams and Douglass H. Adams are brothers.

         ROBERT G. ASTORG, who is a CPA and Managing Director of American Express Tax and Business Services, Inc., a financial consultant and tax service, and a Partner of Astorg and Estep, CPAs, became director in 1991. Mr. Astorg is 53 years old. He owns 12,441 shares of United directly and 856 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United. Mr. Astorg is a former Partner of Astorg and Altizer, CPAs.

         THOMAS J. BLAIR, III, who is President and Chief Executive Officer of Kelley, Gidley, Blair & Wolfe, Inc., former Chairman of the Board of UNB-Central, Heritage and Weston National, became a director in 1988. Mr. Blair is 63 years old. He owns 134,210 shares of United directly and 7,100 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United.

         HARRY L. BUCH, who is an Attorney at Law, and Partner with Bailey, Riley, Buch & Harman, became a director in 1990. Mr. Buch is 66 years old. He owns 6,063 shares of United directly which represents less than one percent of the total outstanding shares of United. Mr. Buch is a former Partner with Gompers, Buch, McCarthy & McLure.

         R. TERRY BUTCHER, who is an Attorney at Law, and Partner with Butcher & Butcher, became a director in 1988. Mr. Butcher is 49 years old. He owns 23,500 shares of United directly and 500 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United.

         JOHN W. DUDLEY, who is President of J. W. Dudley Sons & Company, a retail business, became a director in 1986. Mr Dudley is 50 years old. He owns 9,485 shares of United directly which represents less than one percent of the total outstanding shares of United.

         H. SMOOT FAHLGREN, who is Chairman and former Chief Executive Officer of Fahlgren, Inc., became a director in 1984. Mr. Fahlgren is 66 years old. He owns 131,502 shares of United directly and 5,006 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United. Mr. Fahlgren is Mr. Graff's father-in-law.

         THEODORE J. GEORGELAS, who is Chairman of the Board of United Bank, President of Georgelas and Sons, Inc., a commercial real estate development company, and President and Chief Executive Officer of Sector Communications, Inc., a technology company, became a director in 1990. Mr. Georgelas is 50 years old. He directly owns 43,957 shares of United which represents less than one percent of the total outstanding shares of United.

         C. E. GOODWIN, who is an Attorney at Law and Counsel with Goodwin & Goodwin, became a director in 1985. Mr. Goodwin is 86 years old. He owns 15,620 shares of United directly and 1,272 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United.

         F.T. GRAFF, JR., who is a practicing attorney and partner of Bowles Rice McDavid Graff and Love, became a director of United in 1984. Mr. Graff is 57 years old. He owns 2,000 shares of United directly and 9,000 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United. The indirectly owned shares are held by a bank in a trustee account for Mr. Graff over which he exercises voting and dispositive power. Mr. Graff is Mr. Fahlgren's son-in-law.

         ANDREW J. HOUVOURAS, who is President of A&L Industries, an investment company, became a director of United in 1985. Mr. Houvouras is 77 years old. He owns 461 shares of United directly and 25,655 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United. The indirect shares are owned by a company in which Mr. Houvouras is a partner.

         RUSSELL L. ISAACS, who is the owner of Russell L. Isaacs and Company, a consulting firm, became a director of United in 1984. Mr. Isaacs is 64 years old. He owns 20,958 shares of United directly which represents less than one percent of the total outstanding shares of United.

         ROBERT P. MCLEAN, who is the President of Stanaford Acres, Inc. and Vice-President of Sigmund- McLean, Inc. became a director of United in 1992. Mr. McLean is 66 years old. He owns 5,495 shares of United directly and 1,447 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United.

         G. OGDEN NUTTING, who is the former Chairman of the Board of UNB-N and President of The Ogden Newspapers, Inc., became a director of United in 1986. Mr. Nutting is 61 years old. He owns 326,328 shares of United indirectly which represents 2.16 percent of the total outstanding shares of United. The voting and investment authority for the indirectly owned shares of Mr. Nutting are as follows: he has beneficial ownership, through shared investment or voting authority of 326,328 shares consisting of 20,952 shares held by Mr. Nutting as co-trustee, and 277,376 shares registered in the name of The Ogden Newspapers, Inc. of which Mr. Nutting is President. He is also a settlor and sole beneficiary of a trust which contains 28,000 shares.

         WILLIAM C. PITT, III, who is a hotel and resort developer, became a director of United in 1987. Mr. Pitt is 52 years old. He owns 5,000 shares of United directly which represents less than one percent of the total outstanding shares of United.

         CHARLES E. STEALEY, who is a private consultant and former Assistant Vice President and Director of Administration of Olsten Corporation, became a director of United in 1986. Mr. Stealey is 56 years old. He owns 15,668 shares of United directly and 63,362 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United. Mr. Stealey's mother holds 7,354 of the indirect shares over which Mr. Stealey has power of attorney and the other 40,608 indirect shares are held in a trustee account for Mr. Stealey over which he exercises voting and investment authority.

         WARREN A. THORNHILL, III, who is an Attorney at Law, former Chairman of the Board of Summit Holding Corporation and Raleigh County National Bank and UNB-S, became a director of United in 1992. Mr. Thornhill is 68 years old. He owns 131,797 shares of United directly and 92,930 shares indirectly, the total of which represents 1.49 percent of the total shares outstanding of United. Mr. Thornhill's indirectly owned shares are owned by the members of his immediate family.

         WILLIAM W. WAGNER, who is an executive Vice President of United, Chairman of the Board of United Mortgage Company, Inc. and former Chairman of the Board and Chief Executive Officer of Eagle Bancorp, Inc., became a director of United in 1996. Mr. Wagner is 64 years old. He owns 235,920 shares of United directly and 15,038 shares indirectly, the total of which represents 1.66% of the total shares outstanding of United. The 15,038 shares indirectly owned by Mr. Wagner, are held in an ESOP account allocated to Mr. Wagner. Mr. Wagner is a director of three companies, W.W. McDonald Land Company, Bruce McDonald Holding Company and Triadelphia Land Company, that have common boards of directors and common management officials. These entities own a total of approximately 191,898 shares or 1.27% of United stock.

         HAROLD L. WILKES, who is President of Little General Stores, Inc., a convenience store chain, became a director of United in 1993. Mr. Wilkes is 56 years old. He directly owns 2,079 shares of United which represents less than one percent of the total outstanding shares of United.

         P. CLINTON WINTER, JR., President of Bray & Oakley Insurance Agency and former Director of Eagle Bancorp, Inc., became a director of United in 1996. Mr. Winter is 49 years old. He owns 125,755 shares of United directly and 61,094 shares indirectly , the total of which represents 1.24% of the total shares outstanding of United. Of the 61,094 shares indirectly owned by Mr. Winter, 41,774 shares are held in trusts for Mr. Winter's mother and children for which Mr. Winter acts as executor and 18,400 shares are held by a company which Mr. Winter serves as President. Mr. Winter is a director of three companies, W.W. McDonald Land Company, Bruce McDonald Holding Company and Triadelphia Land Company, that have common boards of directors and common management officials. These entities own a total of approximately 191,898 shares or 1.27% of United stock.

         JAMES W. WORD, JR., who is President of Beckley Loan Company and Vice-President of Beckley Loan and Industrial Corporation became a director of United in 1992. He is 72 years old. He owns 31,743 shares of United directly and 29,155 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United. Mr. Word's indirectly owned shares are owned by the members of his immediate family.

         All directors and executive officers of United as a group, 28 persons, own 1,597,733 shares of United directly and 2,366,789 shares indirectly, the total of which represents 26.40 percent of the total shares outstanding for United. Included in indirectly owned shares is 1,386,744 shares of United common stock held by UNB's Trust Department serving in a fiduciary or agency capacity (the "Trust Shares"). The voting and investment authority for the Trust Shares held by the Trust Department is exercised by UNB's Board of Directors. The members of UNB's Board of Directors who are also directors or executive officers of United are: Richard M. Adams, I. N. Smith, Jr., and Gary L. Ellis.

         Effective December 27, 1996, J. Christopher Thomas resigned as an officer of United and has not been nominated for re-election at the 1997 Annual Meeting.

         Other nominations may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth below:

                           Section 5. Nomination of Directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen
                  (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

         If any nominee set forth above is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those nominees set forth above and, if they deem it advisable, for a substitute nominee named by the Board of Directors of United.

         It is the intention of the persons named in the accompanying proxy, unless the proxy specifies otherwise (or except under the circumstances involving cumulative voting in the election of directors described above), to vote "FOR" the proposal to elect the twenty-three (23) nominees to serve as directors of United until the 1998 Annual Meeting of shareholders and until their successors are elected and qualified.

Meetings and Committees of the Board of Directors

         The Board of Directors of United met four times during 1996. The Board reviews management reports and general corporate policy. During the calendar year ended December 31, 1996, each director of United attended more than 75% of the total number of meetings of the Board and Board Committees on which he served during the period he served as a director, except for Harry L. Buch, John
W. Dudley, Theodore J. Georgelas, Andrew J. Houvouras, William W. Wagner and P. Clinton Winter, Jr.

         The Board has three standing committees--the Executive, Audit, and Compensation Committees. The Audit Committee met four times in 1996 to review the quarterly reports of internal audit, all reports of external auditors, and all reports of examination by federal and state bank regulatory authorities. This committee consisted of: Robert G. Astorg, Chairman, R. Terry Butcher, C.
E. Goodwin, P. Clinton Winter and James W. Word, Jr.

         The Executive Committee met three times during 1996. The Executive Committee may exercise the power of the Board of Directors between meetings of the full Board of Directors or upon the call of the Chairman, as directed by the Board and consistent with the provisions of West Virginia corporate law and United's articles of incorporation and bylaws. During 1996, the committee consisted of Richard M. Adams, Chairman, I. N. Smith, Jr., Thomas J. Blair, III, Harry L. Buch, H. Smoot Fahlgren, Theodore J. Georgelas, Russell L. Isaacs, G. Ogden Nutting, William C. Pitt, III, Warren A. Thornhill, III, William W. Wagner and F. T. Graff, Jr., who also serves as Secretary for the Executive Committee.

         The Compensation Committee met one time during 1996. The Compensation Committee makes recommendations regarding officer compensation and budgetary matters to the Board of Directors. The committee consisted of the same members as served on the Executive Committee except for Messrs. R. Adams and Smith. Mr. Isaacs is Chairman of the Compensation Committee.

Compensation of Directors

         Directors other than Executive Officers of United receive a retainer of $550 per month without regard to meeting attendance. In addition, each outside director receives a fee of $550 for each United Board Committee meeting attended except for Messrs. Isaacs and Astorg. Mr. Isaacs, as chairman of the Compensation Committee, receives $550 for each committee meeting attended, plus an additional retainer payment of $550 per quarter. Mr. Astorg, as chairman of the Audit Committee, receives an additional retainer payment of $550 per month without regard to committee meeting attendance.

         United utilizes an aircraft owned by Mr. Fahlgren, a member of United's Board of Directors. During 1996, Mr. Fahlgren received $9,000 in compensation for these services.

Principal Shareholder of United

         The following table lists each shareholder of United who is the beneficial owner of more than 5% of United's common stock, the only class of stock outstanding, as of February 28, 1996.

                                                              Amount and Nature of      Percent of
Title of Class    Name and Address of Beneficial Owner        Beneficial Ownership          Class
--------------    ------------------------------------        --------------------      ---------
Common Stock      United National Bank Trust Department (1)          1,386,744             9.19%
                  514 Market Street,  Parkersburg, WV 26101
                  (1,386,744 shares or 9.19% are registered
                  under the nominee name of Parbanc Co.)

         (1) UNB is a wholly-owned subsidiary of United and its Trust Department holds in fiduciary or agency capacity 1,386,744 shares of United's stock. The voting and investment authority for the shares held by the Trust Department is exercised by UNB's Board of Directors.

Beneficial Ownership of Securities by Executive Officers

         The following table sets forth certain information regarding the named executives beneficial ownership of common stock of United as of February 28,1997:

                                                                              Shares of Common
                                                                            Stock of the Company
                                                                           Beneficially Owned (1)
                                                               ------------------------------------------
         Title of Class             Name of Officer              Direct      Indirect    Percent of Class
         --------------             ---------------            ----------  ------------  ----------------
         Common Stock               Richard M. Adams             249,348       91,689           2.26%
         Common Stock               I.N. Smith, Jr.               20,157      221,350           1.61%
         Common Stock               Gary L. Ellis                 35,985            -           0.24%
         Common Stock               Steven E. Wilson              50,504            4           0.33%

         (1) The amounts shown represent the total shares owned directly by such named executive officers together with shares which are owned indirectly. The indirect shares include shares which are issuable upon the exercise of all stock options currently exercisable and those shares owned by spouses and immediate family members, shares held in trust in which the executive is a beneficiary, and shares held by a corporation which the executive controls.

Executive Officers

         Set forth below are the executive officers of United and relations that exist with affiliates and others for the past five years.

                                                                             Principal Occupation and
                                                                             Banking Experience During
         Name                       Age     Present Position                 The Last Five Years
         ----                       ---     ----------------                 --------------------------
Richard M. Adams                    50      Chairman of the                  Chairman of the Board and
                                            Board & Chief                    Chief Executive Officer-
                                            Executive Officer-               United; Chairman of the
                                            United; Chairman                 Board, and Chief
                                            of the Board &                   Executive Officer-UNB
                                            Chief Executive
                                            Officer - UNB

I.N. Smith, Jr.                     64      President-United;                President-United ;
                                            Vice-Chairman -                  Vice-Chairman, UNB
                                            UNB, Director -
                                            United and UNB

Douglass H. Adams                   58      Executive Vice-                  Executive Vice-President-
                                            President -                      United; President, Vienna
                                            United; Director-                Office, UNB; Executive Vice-
                                            United;  Executive               President - UNB
                                            Vice-President - UNB

Gary L. Ellis                       55      Executive Vice-                  Executive Vice-President
                                            President-United;                United; President UNB
                                            Director and
                                            President - UNB

James B. Hayhurst                   50      Executive Vice-                  Executive Vice-President
                                            President - United;              -United; Executive Vice-
                                            Executive Vice                   President - UNB; President
                                            President - UNB                  UNB Wood County Offices

Joe L. Wilson                       48      Executive Vice-                  Executive Vice-President,
                                            President-United;                United; Executive Vice
                                            Executive Vice-                  President - UNB
                                            President - UNB

Steven E. Wilson                    48      Executive Vice-                  Executive Vice-President, Chief
                                            President, Chief                 Financial Officer and Treasurer-
                                            Financial Officer,               United; Executive Vice
                                            and Treasurer-                   President, Chief Financial
                                            United; Executive                Officer, Treasurer and
                                            Vice-President,                  Secretary - UNB
                                            Chief Financial
                                            Officer, Treasurer
                                            and Secretary - UNB

                             EXECUTIVE COMPENSATION


Board Compensation Committee Report

         The Compensation Committee is responsible for administration of United Bankshares, Inc.'s (United's) Executive Compensation programs. This includes recommendations related to base salary, short term incentives and long term stock option incentives for all Executive Officers of the Company.

         The Compensation Committee's Executive Compensation policies, developed based on competitive information, are designed to provide competitive levels of compensation that integrate pay with United's annual and long term performance goals and assist in attracting and retaining qualified executives.

         Periodically   the   Committee   retains  the  services  of  nationally
recognized compensation consulting firms to do an extensive review of the compensation program for all Executive Officers.

         William M. Mercer, Inc. reported to the Committee that the total compensation plan for Executive Officers was reasonable and competitive in view of the company's performance and the contribution of those officers to that performance.

         Executive Officers are paid base salaries determined by the value of their position compared to published survey data, information gathered on competing banks of similar size and the officer's individual performance level.

         The short term Incentive Plan stresses reward for achievement of performance goals set each year. Each Executive Officer participates in a pool of funds set aside for this purpose. Participation level is based on a rating system tied to accomplishment of assigned goals as well as a specific formula which relates the incentive award to a percentage of salary range midpoint. Company performance must exceed peer performance to activate compensation incentives.

         The United management team should share the same goals as its shareholders. Toward this end, the long term Incentive Stock Option Plan is designed to provide an ownership opportunity to key management personnel. Stock ownership provides an ever important stockholder perspective necessary for successful management of the company. Awards are based on industry guidelines which relate base compensation to stock price. Grant calculations are tested for reasonableness against competitive industry data, keeping in mind cumulative ownership targets.

         Mercer reported that stock option grants to Executive Officers have generally been conservative when compared to general industry and practices for major regional banking organizations. The most recent share allocations as a percentage of outstanding shares have been consistent with competitive practices in the banking industry.

         Peer group performance analysis is a continual process at United. Data provided by the Federal Reserve Bank Holding Company Performance Report is analyzed quarterly. Proxy data on an appropriate group of individual financial institutions is used to evaluate operating performance and profitability. United consistently performs well compared to peer.

         Base pay for Richard Adams, Chief Executive Officer was determined to be slightly below the median when compared to published compensation surveys from Watson Wyatt Data Services and the Ben Cole Financial Incorporated.

         Mr. Adams is awarded a pro-rata share of the established short term incentive pool based on his performance rating assigned by the Committee. The Mercer report concluded that total cash compensation for the position of CEO is appropriate in view of performance levels attained for companies of similar size.

         Stock option shares granted to Mr. Adams were determined to be competitive when compared by Mercer to the grant practices of a broad spectrum of banking organizations.

         Adams at age 50 has served the company for 28 years; 22 of those years he has been responsible for motivating and building the organization.

         United's stock price over the past 22 years of the current administration has moved from $3.00 per share to a high of $33.00 per share for an average annualized increase of 45%. The stock chart below shows how United's stock price has performed compared to two index groups. The five year chart shows United with price growth which has generally performed favorably compared to both index groups.

         Dividends have increased from $.11 cents per share to $1.24 cents per share or at a 47% average annualized rate. United's pay for performance compensation program emphasizing written performance objectives has been a major contributor to our ability to consistently enhance long-term shareholder value.

         No member of the Committee is a former or current officer or employee of United.

                             COMPENSATION COMMITTEE
                             ----------------------

Thomas J. Blair, III         Warren A. Thornhill, III           Harry L. Buch
Russell L. Isaacs            H. Smoot Fahlgren                  G. Ogden Nutting
Theodore J. Georgelas        William C. Pitt, III               F. T. Graff, Jr.


                               PERFORMANCE GRAPH

         The following graph compares United's cumulative total shareholder return on its common stock for the five year period ending December 31, 1996, with the cumulative total return of the Standard and Poor's Midcap 400 Index and with the NASDAQ OTC Bank Index. There is no assurance that United's common stock performance will continue in the future with the same or similar trends as depicted in the graph. The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent United specifically incorporates this graph by reference, and shall not otherwise be filed under such Acts.

                             [GRAPH APPEARS BELOW]

United Bankshares, Inc.
Total Return Analysis

                  1996 stock performance graph plotting points

                                          NASDAQ        S&P
                              UBSI          OTC        MIDCAP
                             ---------------------------------
                  1991       100.000      100.000      100.000
                  1992       154.973      152.022      109.523
                  1993       211.561      196.665      122.362
                  1994       201.785      198.845      115.588
                  1995       256.508      287.951      148.605
                  1996       301.736      363.264      174.350

                           SUMMARY COMPENSATION TABLE

         The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's chief executive officer and each of the Company's other four most highly compensated executive officers during the last three fiscal years.

                                                                                        Long-term
                                                             Annual Compensation       Compensation
                                                         ---------------------------   ------------
                                                                                           Stock         All Other
             Name and Principal Position                 Year    Salary      Bonus      Options(#)    Compensation (1)
---------------------------------------------------     -----  ---------    --------    ----------    ----------------
Richard M. Adams         Chairman of the Board           1996  $ 342,000    $156,000      12,714        $  5,968 (2)
                         & Chief Executive Officer       1995    313,500     147,000      12,714           5,910
                                                         1994    290,413     130,000      14,500           5,934

Gary L. Ellis            Executive Vice President        1996    157,200      48,000       6,028           5,153 (2)
                                                         1995    150,013      33,750       6,028           4,607
                                                         1994    144,672      45,000       5,000           4,749

Steven E. Wilson         Executive Vice President        1996    148,333      48,000       6,028           4,941 (2)
                         Chief Financial Officer         1995    136,250      42,000       6,028           4,468
                         & Treasurer                     1994    122,542      36,000       5,500           3,794

I. N. Smith, Jr.         President                       1996    145,109      16,500       4,000           4,008 (2)
                                                         1995    145,109      12,375       3,506           3,887
                                                         1994    145,109      15,900       3,000           4,052

J. Christopher Thomas    Executive Vice President        1996    142,880      30,000         -           805,959 (3)

(1) The aggregate value of all perquisites and other personal benefits did not exceed either $50,000 or 10% of the total annual salary and bonus reported for the named executive officers; therefore, no disclosure has been made.
(2) The amounts included in "All Other Compensation" consist of United's contributions on behalf of the listed officers to the 401(K) Plan.
(3) The amounts included in "All Other Compensation" for Mr. Thomas consist of $1,885 of United's contributions to the 401(K) Plan, $733,047 of accrued severance pay that is payable over a twenty-four (24) month term that commenced on January 15, 1997, and $71,027 of accrued benefits under a SERP Plan. Payments under the SERP obligation begin when Mr. Thomas reaches 55 years of age. Amounts payable under the severance and SERP obligations relate to contracts between Mr. Thomas and Eagle Bancorp, Inc. ("Eagle") that United assumed with its acquisition of Eagle. These obligations were triggered by the resignation of Mr. Thomas as an officer of United effective December 27, 1996.

STOCK OPTION GRANTS TABLE

         The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock made to the named executives in 1996.


                                                Stock Option Grants in Last Fiscal Year
                         ------------------------------------------------------------------------------------------
                                                                                        Potential Realizable Value
                                                                                          at Assumed Annual Rates
                                                                                        of Stock Price Appreciation
                                               Individual Grants                              for Option Term
                         --------------------------------------------------------------    ------------------------
                         Number of
                         Securities         % of Total
                         Underlying     Options Granted to    Exercise or
                          Options        All Employees in     Base Price     Expiration
    Name                  Granted (#)       Fiscal Year        ($/Share)        Date         5%  ($)    10%  ($)
---------------------    -----------    ------------------    -----------    ----------    ---------   ----------
Richard M. Adams          12,714 (1)          11.61%             29.75        11/7/2006     237,872     602,819
Gary L. Ellis              6,028 (1)           5.51%             29.75        11/7/2006     112,781     285,810
Steven E. Wilson           6,028 (1)           5.51%             29.75        11/7/2006     112,781     285,810
I. N. Smith, Jr.           4,000 (1)           3.65%             29.75        11/7/2006      74,838     189,655
J. Christopher Thomas        -                  -                  -             -             -             -

(1) Granted under the 1996 Incentive Stock Option Plan. The option exercise price is the market value of United's stock at the date the option was granted. All options granted under this plan are exercisable in accordance with a three year vesting schedule: 50% after the first year; 75% after the second year and 100% after three years.

                STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

         The following table sets forth certain information regarding individual exercises of stock options during 1996 by each of the named executives.

                                Aggregate Stock Option Exercises in Last Fiscal Year and FY-End Stock Option Value
                          ------------------------------------------------------------------------------------------------
                                                            Number of Unexercised          Value of Unexercised In-the-
                                                          Stock Options at FY-End (#)    Money Stock Options at FY-End ($)
                                                          ---------------------------    ---------------------------------
                          Shares Acquired      Value              Exercisable/                       Exercisable/
     Name                  on Exercise (#)    Realized           Unexercisable                      Unexercisable
---------------------     ----------------    --------           -------------                   -------------------
Richard M. Adams               7,500          $127,500           67,232/22,696                   $1,320,835/$652,327
Gary L. Ellis                  6,000          $ 93,000           19,764/10,292                   $  450,170/$298,503
Steven E. Wilson               6,500          $ 69,750            7,014/ 9,042                   $  198,420/$269,753
I. N. Smith, Jr.                 -                -              10,003/ 6,503                   $  244,590/$188,840
J. Christopher Thomas            -                -                -      -                            -        -


Officer Employment Contracts

         Richard M. Adams, Chairman and Chief Executive Officer of United and UNB entered into an employment contract with United effective April 11, 1986. This contract was amended in 1989, again in January and November 1991, in April 1992 and again in November 1993. This most recent amendment initiated a new rolling five year term contract that is extended annually. Under the contract Mr. Adams is required to devote his full-time energies to performing his duties as Chairman and CEO on behalf of United and UNB. In November 1996, the Board extended Mr. Adam's contract to initiate a new five year term expiring on March 31, 2002. The contract provides for a base compensation of $371,000 and additional benefits consistent with the office. This base compensation may be increased but not decreased. If the contract is terminated by Mr. Adams for change in control, or for any reason other than mutual consent or criminal misconduct, Mr. Adams, or his family or estate, is entitled to his base salary for the remainder of the contract term.

         On July 27, 1990,  United also entered into a  Supplemental  Retirement
Plan with Mr. Adams. This plan provides for an annual supplemental retirement benefit upon his reaching age 65 or upon the later termination of his employment with United. The annual benefit will be equal to seventy percent of the average of Mr. Adams' three highest base salaries during his employment with United, reduced by benefits. The plan also provides for reduced benefits for early retirement after age 62 as well as payments to his spouse in the event of his death.

         United and UNB entered into an employment agreement with I. N. Smith, Jr., President of United and Vice-Chairman of UNB, on December 17, 1985. The term of the agreement extends until Mr. Smith reaches the age of 75. Until Mr. Smith becomes 65, he will be employed full-time by United as an executive officer and will receive an annual salary of no less than $115,000. Upon reaching the age of 65 and until he reaches the age of 75, Mr. Smith shall render such consulting and advisory services as United may request, and shall receive for such services an annual fee of $36,000 from age 65 until he reaches age 70, and $30,000 thereafter. The agreement also contains provisions which address the issues of disability, early retirement and the death of Mr. Smith. All of these events result in a reduction of payments to Mr. Smith. In addition, until Mr. Smith reaches age 65, he has agreed to serve as a director of United and UNB, and United has agreed to use its best efforts to nominate and elect him.

         Ohio Valley National Bank, (now a part of UNB as a result of its merger with United) entered into a Salary Contribution Agreement with Douglass H. Adams, Executive Vice President of United, on June 13, 1985. This agreement provides at age 65 for an annual supplemental retirement equal to $30,000 for life or fifteen years certain. This future liability is being funded with life insurance. Provision is made for an early retirement benefit beginning at age 60 at a reduced percentage of the normal benefit. The agreement also provides for payment to beneficiaries in the event of his death.

Change of Control Agreements

         In March of 1994, United entered into agreements with Gary L. Ellis, Steven E. Wilson, James B. Hayhurst, Jr. and Joe L. Wilson to encourage those executive officers not to terminate their employment with United because of the possibility that United might be acquired by another entity. In November of 1996 United entered into a change of control agreement with Douglass H. Adams. The Board of Directors determined that such an arrangement was appropriate, especially in view of the recent entry of large regional bank holding companies into West Virginia. The agreements were not undertaken in the belief that a change of control of United was imminent.

         Generally, the agreements provide severance compensation to those officers if their employment should end under certain specified conditions after a change of control of United. Compensation is paid upon any involuntary termination following a change of control unless the officer is terminated for cause. In addition, compensation will be paid after a change of control if the officer voluntarily terminates employment because of a decrease in the total amount of the officer's base salary below the level in effect on the date of consummation of the change of control, without the officer's consent; a material reduction in the importance of the officer's job responsibilities without the officer's consent; geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer's location at the time of a change of control; failure by United to obtain assumption of the contract by its successor or any termination of employment within thirty-six (36) months after consummation of a change of control which is effected for any reason other than good cause.

         Under the agreements, a change of control is deemed to occur in the event of a change of ownership of United which must be reported to the Securities and Exchange Commission as a change of control, including but not limited to the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act")) of direct or indirect "beneficial ownership" (as defined by Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of United's then outstanding securities, or the failure during any period of two
(2) consecutive years of individuals who at the beginning of such period constitute the Board for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors at the beginning of the period.

         Under the agreements, severance benefits include: (a) cash payment equal to the officers monthly base salary in effect on either (i) the date of termination; (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change of control; (b) payment of cash incentive award, if any, under United's Incentive Plan; (c) continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of thirty-six (36) months following the date of termination.

         The agreements do not effect the right of United to terminate the officer, or change the salary or benefits of the officer, with or without good cause, prior to any change of control; provided, however, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the agreement and will entitle the officer to the benefits under the agreement, absent clear and convincing evidence to the contrary.

Employee Benefit Plans

         No directors or principal shareholders of United and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of United.

         United's subsidiaries provide, on a substantially non-contributory basis for all full-time employees, life, disability, hospital and dental insurance. Life insurance with value of 250% of base salary is provided to all full-time employees, including executive officers. The premiums paid by United for life insurance on any individual which has a face value greater than $50,000 is properly reported as compensation. These plans do not discriminate, in scope, terms or operation, in favor of the executive officers of United or its subsidiaries and are available generally to all salaried employees of United and its subsidiaries.

         Each employee of United, or its participating subsidiaries, who completes one year of eligible service and is 21 years of age is eligible to participate in the Pension Plan. The plan is noncontributory on the part of the employee. Vesting is attained with five years of participation.

                               PENSION PLAN TABLE

                                Years of Service
Remuneration            15         20          25          30         35
--------------------------------------------------------------------------------
$125,000             $30,744    $40,992     $51,241     $51,241    $51,241
 150,000              37,307     49,742      62,178      62,178     62,178
 175,000              37,307     49,742      62,178      62,178     62,178
 200,000              37,307     49,742      62,178      62,178     62,178
 225,000              37,307     49,742      62,178      62,178     62,178
 250,000              37,307     49,742      62,178      62,178     62,178
 275,000              37,307     49,742      62,178      62,178     62,178
 300,000              37,307     49,742      62,178      62,178     62,178
 325,000              37,307     49,742      62,178      62,178     62,178
 350,000              37,307     49,742      62,178      62,178     62,178
 375,000              37,307     49,742      62,178      62,178     62,178
 400,000              37,307     49,742      62,178      62,178     62,178
 425,000              37,307     49,742      62,178      62,178     62,178
 450,000              37,307     49,742      62,178      62,178     62,178
 475,000              37,307     49,742      62,178      62,178     62,178
 500,000              37,307     49,742      62,178      62,178     62,178

         The table above illustrates the operation of United's Pension Plan and Supplemental Retirement Plan ("SERP") by showing various annual benefits, after reduction for Social Security retirement income, assuming various annual base salaries and years of credited service. Benefit figures shown are computed on the assumption that participants retire at the normal retirement age of 65. For purposes of the table, it is assumed each participant is receiving benefits from the Pension Plan in the form of a life annuity. Benefits under the SERP are paid in the form of a life annuity.

         The SERP ensures that each participating executive officer, who retires at age 65, receives a level of retirement benefits, without regard to years of service, equal to 70% of the executive officer's average three highest base salary during his employment with United or an affiliated or successor entity. At the time a participating executive officer retires, the benefit the participant is entitled to through the SERP is calculated, and then funds from the following sources are deducted to determine the amount, if any, of the payment due under the SERP: (i) the benefit under the Pension Plan; (ii) Social Security benefits payable; and (iii) any benefits under United's Savings and Stock Investment Plan.

         The estimated credited years of service for each of the executive officers named in the Summary Compensation Table under the Pension Plan as of December 31, 1996, are as follows: Mr. Adams 28 years; Mr. Ellis 15 years; Mr. Wilson 25 years; Mr. Smith 37 years; Mr. Thomas 26 years.

         Each employee of United, who completes one year of eligible service, is eligible to participate in the United Savings and Stock Investment Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code. Each participant may contribute from 1% to 10% of pretax earnings to his/her account which may be invested in any of four investment options chosen by the employee. United matches 100% of the first 2% of salary deferred and 25% of the second 2% of salary deferred with United stock. Vesting is 100% for employee deferrals and the company match at the time the employee makes his/her deferral.

         United employees may participate in an employee stock purchase plan whereby its employees may purchase shares of United's common stock. Purchases made by employees under this plan are coordinated by the Trust Department of UNB, and involve stock purchased at market price for this purpose.

Compensation Committee Interlocks and Insider Participation

         F.T. Graff, Jr., a member of the Board of Directors of United, its Executive Committee and the Board's Compensation Committee, is a partner in the law firm of Bowles Rice McDavid Graff & Love in Charleston, West Virginia. Bowles Rice McDavid Graff & Love rendered legal services to United and UNB during 1996 and it is expected that the firm will continue to render certain services to both in the future. The fees paid to Bowles Rice McDavid Graff & Love represent less than 5% of that firm's revenues for 1996.

Transactions with Management and Others

         United's subsidiaries have had, and expect to have in the future, banking transactions with United and with its officers, directors, principal shareholders, or their interests (entities in which they have more than a 10% interest). The transactions were in the ordinary course of business and, with respect to loans, were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions. United's subsidiary banks are subject to federal statutes and regulations governing loans to officers and directors and extend loans in compliance with such laws and only with the approval of the Board of Directors.

         Thomas J. Blair, III, a member of the Board of Directors of United, is party to certain loans made to him and his related businesses by UNB. The largest aggregate amount of indebtedness outstanding on those loans during 1996 was approximately $2,163,000. One such loan, that was acquired as a result of the Eagle merger, with a principal balance of approximately $160,000 and an interest rate of 7.50%, has been classified as nonaccrual by UNB. Also, the loan, which is paying as agreed under a modified payment plan, has been categorized as impaired and has been included in such category in United's 1996 Annual Report to Shareholders. The loan is approximately 65% guaranteed by the Farmers Home Administration. Additionally, Mr. Blair has entered into an agreement dated September 17, 1996, with UNB, whereby he, as principal to two other loans with a combined principal balance of approximately $1,960,000 and an interest rate of 9.25%, has pledged 77,300 shares of United common stock as a security interest. The loans have been categorized as impaired by UNB. The stock is being held by UNB's Trust Department as the collateral agent for the purpose of receiving and accounting for the application of dividends and for the purpose of initiating quarterly sales of the stock on Mr. Blair's behalf, as is necessary, to satisfy the quarterly principal and interest requirements of those two obligations. In accordance with the agreement, UNB applies quarterly dividends when received, at its sole discretion, against either or both of the two obligations. Such payments commenced on November 17, 1996, and shall continue on a quarterly basis, through and until November 17, 1999, when all accrued interest, unpaid principal and any other sum owing shall be due and payable in full. The key assumptions utilized in reaching the agreement were that United's stock price and market interest rate will remain at the September 17, 1996 level. The timing of the sales must comply with applicable securities laws. Mr. Blair has complied with all aspects of the agreement.

         John W. Dudley, a member of the Board of Directors of United, is party to a loan made to him and his related businesses by UNB. The largest aggregate amount of indebtedness outstanding on this loan during 1996 was approximately $776,000. This loan, with a balance of approximately $723,000 and an interest rate of 10.00%, has been categorized as impaired by UNB and has been included in such category in United's 1996 Annual Report to Shareholders. The loan is secured by real estate, inventory and various equity securities, including United common stock.

         The building utilized by UNB to house its Rosemar Circle Branch in North Parkersburg, West Virginia, is owned by Richard M. Adams, Chairman and Chief Executive Officer of United and UNB, his brother, Douglass H. Adams, Executive Vice President of United and their step-mother, Dorothy D. Adams. The Adams' lease the land from UNB at a nominal annual rental and lease the branch facility they constructed to UNB. The leases were entered into prior to UNB's ownership of the branch facility and were assumed by UNB upon its acquisition of the previous lessee, United Bank. Management believes the lease terms are comparable with lease terms for similar property in the market area.

         H. Smoot Fahlgren, a member of the Board of Directors of United, is Chairman of Fahlgren, Inc., an advertising agency with its headquarters in Parkersburg, West Virginia. The agency has provided the advertising for United since 1978. During 1996, payment for the advertising by United to Fahlgren, Inc. was less than 5% of that firm's revenues during the year 1996.

         F.T. Graff, Jr., a member of the Board of Directors of United, is a partner in the law firm of Bowles Rice McDavid Graff & Love in Charleston, West Virginia. Bowles Rice McDavid Graff & Love rendered legal services to United and UNB during 1996 and it is expected that the firm will continue to render certain services to both in the future. The fees paid to Bowles Rice McDavid Graff & Love represent less than 5% of that firm's revenues for 1996.

         UNB leases its Wheeling branch premises from The Ogden Newspapers, Inc. pursuant to a written lease agreement dated August 1, 1979 (the "Lease"). The Ogden Newspapers, Inc. is a shareholder of United, and the voting and investment authority for its shares are beneficially owned by its President, G. Ogden Nutting who is a director of United. Management believes the Lease is on terms comparable to market terms for similar rental space in Wheeling, West Virginia. The Lease provides for five (5) successive options to renew and extend the terms of the Lease for five (5) years each. United exercised its option to renew the Lease for five (5) years in 1989 and again in 1994. In addition, during the year 1996 subsidiaries of United advertised, at market rates, in newspapers published by The Ogden Newspaper, Inc. The fees paid in such advertising and the rent paid to The Ogden Newspapers, Inc. represent less than 5% of that firm's revenue for the year 1996.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934 requires United's directors and executive officers and persons who beneficially own more than ten percent of United's stock (currently, to the best of United's knowledge, there are no such persons) to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Persons filing such reports are required by SEC regulations to furnish United with copies of all such beneficial ownership statements filed under section 16(a) of the Exchange Act.

         Based solely on a review of such reports and written representations from United directors and executive officers, United believes that during 1996 all such reports were filed on a timely basis, except for: Director and President, I. N. Smith, Jr. did not file one report involving two transactions to report the purchase of 16 shares of common stock and the exchange of Eagle common stock for 1,150 shares of United common stock in connection with United's acquisition of Eagle. Both transactions occurred during April 1996. Mr. Smith subsequently reported both transactions on an amended November 1996 Form 4 in March of 1997.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Ernst & Young LLP, Charleston, West Virginia, has served as the independent certified public accountants for United and its subsidiaries since 1986 and has been selected by the Board of Directors to continue as the independent certified public accountants for United and its subsidiaries for the next fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives of the firm will be available to respond to appropriate shareholder inquiries at the Annual Meeting.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Presently, the next annual meeting of United shareholders is scheduled for May 18, 1998. Any shareholder proposals to be presented at that 1998 Annual Meeting must be received at the principal office of United no later than December 5, 1997. If the scheduled date for the 1998 Annual Meeting is changed by more than thirty (30) days, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received.

                                             By Order of the Board of Directors



                                             /s/ Richard M. Adams
                                             __________________________________
                                             Richard M. Adams
                                             Chairman of the Board and
                                             Chief Executive Officer

                            UNITED BANKSHARES, INC.

                  PROXY FOR 1997 ANNUAL SHAREHOLDERS' MEETING

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia, does hereby nominate, constitute, and appoint Gary L. Ellis and Steven E. Wilson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned's name on its books on April 1, 1997, at the 1997 Annual Meeting of Shareholders to be held at the Blennerhassett Hotel, Fourth and Market Streets, Parkersburg, West Virginia, on May 19, 1997 at 4:00 p.m., local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 11, 1997, and hereby revokes all proxies previously given by the undersigned for said meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED BELOW UNLESS OTHERWISE INDICATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS BELOW. IF ANY MATTER SHALL PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE ABOVE PROXIES, BASED UPON THE CONDITIONS THEN PREVAILING AND ANY RECOMMENDATION OF THE BOARD OF DIRECTORS.

Unless a different allocation is indicated, the proxies will vote your total cumulative vote ratably for the directors for whom you are voting unless directed otherwise by the Board of Directors of United Bankshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNITED BANKSHARES, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE. ALL JOINT OWNERS MUST SIGN.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

--------------------------------------------------------------------------------
                     (caret) FOLD AND DETACH HERE (caret)


      [Large reversed type (white type on black box) "UBSI" appears here]

                                 Annual Meeting
                                       of
                            United Bankshares, Inc.

                       Monday, May 19, 1997 at 4:00 p.m.
                            The Blennerhassett Hotel
                              4th & Market Streets
                                Parkersburg, WV

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING TWENTY-THREE NOMINEES:             Please mark
                                                                                             your votes as
                                                                                             indicated in
                                                                                              this sample   [ X ]


1. Election of Directors                      Richard M. Adams, Douglass H. Adams, Robert G. Astorg, Thomas J. Blair, III,

       FOR all             WITHHOLD           Harry L. Buch, R. Terry Butcher, John W. Dudley, H. Smoot Fahlgren, Theodore J.
   nominees listed         AUTHORITY
(except as marked to    to vote for all       Georgelas, C. E. Goodwin, F. T. Graff, Jr., Andrew T. Houvouras, Russell L.
 the contrary below)    nominees listed
                                              Isaacs, Robert P. McLean, G. Ogden Nutting, William C. Pitt, III, I. N. Smith, Jr.,
        [   ]                [   ]
                                              Charles E. Stealey, Warren A. Thornhill, III, William W. Wagner, Harold L. Wilkes,
2. To transact other business that may
   properly come before the meeting.          P. Clinton Winter, Jr. and James W. Word, Jr. as directors.

       FOR     AGAINST     ABSTAIN
      [   ]     [   ]       [   ]             IF YOU WISH TO WITHHOLD YOUR VOTE FOR ANY OF THE ABOVE NOMINEES, SO INDICATE BY
                                              STRIKING THE NAME OF THE NOMINEE.




                                                               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                               MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
                                                               IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                               PROPOSALS 1 AND 2.

                                                               Dated: ________________________________________, 1997

                                                               _____________________________________________________

                                                               By: _________________________________________________
                                                                              (Signature or Signatures)

                                                                       PLEASE SIGN, DATE AND PROMPTLY RETURN
                                                                        THIS PROXY IN THE ENCLOSED ENVELOPE


        "PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL
                               RECORD YOUR VOTES"
--------------------------------------------------------------------------------
                      (caret) FOLD AND DETACH HERE (caret)



     ========================================================================


                             Your vote is IMPORTANT

                    Please complete, date and sign the above
                       proxy card and return it promptly
                         in the accompanying envelope.


     ========================================================================


                         [United Bankshares, Inc. Logo]
                    THE CHALLENGE TO BE THE BEST NEVER ENDS